  Exhibit 99.1

 Contract ID:  _______________

FIFTH AMENDMENT TO

MASTER PROFESSIONAL SERVICES AGREEMENT

BY AND BETWEEN

MACRO*WORLD RESEARCH CORPORATION

AND

GENPACT INTERNATIONAL, INC.

DATED: December 20, 2011

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FIFTH AMENDMENT TO MASTER PROFESSIONAL SERVICES AGREEMENT

This Fifth Amendment (“Fifth Amendment”), entered into and effective this 20th day of December, 2011 (“Effective Date”), amends that certain Master Professional Services Agreement dated as of November 30, 2005 (as amended, modified and supplemented from time to time, the “Agreement”) by and between Macro*World Research Corporation, a North Carolina corporation having a principal place of business at 301 S. College Street, Charlotte, NC 28288 (“Macro*World”) and Genpact International, Inc. (as successor in business to Genpact International, S.A.R.L.), a Delaware corporation with registered office at 42 Old Ridgebury Road, First Floor, Danbury, CT 06810 and an office at 105, Madison Avenue, 2nd Floor, New York, NY 10016 (“Genpact”).  Capitalized terms used and not otherwise defined herein have the meaning set forth in the Agreement.

RECITALS

WHEREAS, Macro*World and Genpact are parties to the Agreement and have agreed to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the covenants, promises, obligations and conditions set forth below and of other good and valid consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.      Section 3.1 of the MPSA describing the Initial Term shall be amended so as to extend the termination date of the MPSA described in Section 3.1 from November 30, 2012 to April 30, 2013.

2.           The Charges defined in “Schedule O” of the MPSA and applicable as on November 30, 2012 shall continue to be applicable until April 30, 2013.  The Wachovia Productivity Improvement Reduction requirements (as defined in Section 7.1 of Schedule O of the MPSA) will continue to apply during this period.

3.      The expiration date or termination date for each existing Statement of Work which has not otherwise (a) expired, or (b) terminated pursuant to the terms of Section 25 of the MPSA on November 30, 2012, shall be extended to April 30, 2013.

4.      Section 27.3(a) (Primary Notices) and Section 27.3(b) (Other Notices) shall be amended by replacing the contact information for Genpact as follows:

“In the case of Genpact:

GENPACT INTERNATIONAL INC.
105 Madison Avenue
2nd Floor
New York, New York 10016
Attention:                           Victor Guaglianone
Facsimile:                           (646) 823-0469”

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with a copy to:

Genpact International Inc.
DFL City – Phase V
Sector 53, Gurgaon – 122002
Haryana State, India
Attention: General Counsel
Facsimile No: + 91 124 402 2226”

5      General.1  Defined Terms.  Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

5.2      Authority for Fifth Amendment.  The execution, delivery and performance of this Fifth Amendment has been duly authorized by all requisite corporate action on the part of Macro*World and Genpact and upon execution by all parties, will constitute a legal, binding obligation of such party.

5.3      Effect of Fifth Amendment.  Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect, provided, however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Fifth Amendment, the terms and conditions of this Fifth Amendment shall govern and be controlling.  All references to the Agreement after the Effective Date of this Fifth Amendment shall be to the Agreement as modified hereby.  The Agreement, as amended by this Fifth Amendment, constitutes the entire understanding of the Parties with respect to the subject matter hereof.

5.4      Binding Effect; Severability.  Each reference herein to a Party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Fifth Amendment and in whose favor the provisions of this Fifth Amendment shall inure.  In case any one or more of the provisions contained in this Fifth Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.5      Further Assurances.  The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Fifth Amendment and the consummation of the transactions contemplated hereby and thereby.

5.6      Governing Law.  This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New York.

5.7      Counterparts.  This Fifth Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

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IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed by their respective duly authorized representatives as of the Effective Date.

GENPACT INTERNATIONAL, INC.	MACRO*WORLD RESEARCH CORPORATION
By: /s/ Victor Guaglianone	By: /s/ Timothy J. Sloan
Name (Print): Victor Guaglianone	Name (Print): Timothy J. Sloan
Title: Senior Vice President and General Counsel	Title: Senior EVP & CFO

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